Exhibit 20.2
                      NUTRITIONAL SOURCING CORPORATION
                       INSTRUCTIONS TO RECORD HOLDER


      The undersigned acknowledges that it has received the Company's letter and the enclosed materials referred to therein relating to the Invitation by Nutritional Sourcing Corporation (the Company") with respect to its 10.125% Senior Secured Notes due 2009 (the "Notes").

      Please tender the principal amount of Notes indicated below held by you for the account or benefit of the undersigned with respect to the principal amount of Notes indicated below, pursuant to the terms of and conditions set forth in the Invitation dated May 17, 2005.

10.125% Senior Secured Notes due 2009 which are to be tendered unless otherwise indicated:

      Series             Certificate Number          Principal Amount
-------------------   ------------------------   ------------------------

-------------------   ------------------------   ------------------------

-------------------   ------------------------   ------------------------

-------------------   ------------------------   ------------------------

-------------------   ------------------------   ------------------------


      The purchase price each Holder will receive for tendered Notes will be determined based on the schedule of prices (the "Pricing Schedule") indicated below.

                                Pricing Schedule
      ----------------------------------------------------------------------
                                                      Purchase Price to
                                                     Be Paid Per $1,000
                                                     Principal Amount of
                                                     Notes Tendered, Not
       Aggregate Principal Amount of All Notes      Withdrawn and Accepted
      Tendered by All Holders Tendering Notes,       for Purchase by the
           Not Withdrawn and Accepted                      Company
                by the Company                          (the "Price")
      ----------------------------------------  ----------------------------

               $0.01   to   $15,000,000.00                   $770
      $15,000,000.01   to   $30,000,000.00                   $780
      $30,000,000.01   to   $37,595,555.50                   $790
      $37,595,555.51   to   $38,000,000.00       $830 (the "Maximum Price")


      Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the Notes described above is being tendered.

                            PLEASE SIGN HERE

----------------------------------------------------------------------------
                               (Signature)

----------------------------------------------------------------------------
                          Name(s) (Please Print)

----------------------------------------------------------------------------
                                 Address

----------------------------------------------------------------------------
                                Zip Code

----------------------------------------------------------------------------
                       Area Code and Telephone No.

----------------------------------------------------------------------------
                Tax Identification or Social Security No.

----------------------------------------------------------------------------
                       Name of Nominee Institution

----------------------------------------------------------------------------
                             Account Number

----------------------------------------------------------------------------
                                 Date




(continued . . .)


(continued . . .)